Exhibit 99.2

Sphere 3D Corp. Provides June 2024 Update

STAMFORD, Connecticut -- (Newsfile Corp. - July 18, 2024) - Sphere 3D Corp. (NASDAQ: ANY) ("Sphere 3D"), a Bitcoin mining company, is providing a strategic and operational update for June 2024.

Key Highlights

  First batch of fleet upgrade has arrived
  20.4 Bitcoin mined in June 2024
  Month-end deployed hash rate was 1.2 EH/s

Metrics	June 2023	May 2024	June 2024
Bitcoin Mined	65.1	20.4	20.4
Bitcoin Sold	67.2	20.5	15.7
Mining Revenue	$1.8 million	$1.3 million	$1.4 million
Bitcoin Holdings	20.2	2.5	7.2
Deployed Miners	~9,995	~11,000	~11,400
Month End Deployed Hash Rate (EH/s)	1.0 EH/s	1.1 EH/s	1.2 EH/s

Strategic Update

We continue to proactively focus on the company's future growth through operational growth and strategic partnerships:

  As previously announced, our plan is to gradually take older machines offline and replace them with the latest generation models throughout the remainder of the year. We are progressing with our fleet refresh by taking delivery of our first order of Bitmain Antminer S21s, which we expect to be operational in the next week or so. Our partners continue to assist with the divestiture of our older-generation fleet, while also providing the Company with all buying options for additional Bitmain Antminer S21s which the team is currently evaluating.
  With a concentrated goal of merging with a company focused on vertical integration, we are in the process of continuing discussions with several potential partners.

CEO Comments

"We continue to position the company for optimal outcomes by focusing on reducing our exposure to third parties and renewing our fleet. Our targeted M&A pursuits concentrating on vertical integration capabilities is moving along smoothly. With all transformations, things take time," explains Patricia Trompeter, CEO of Sphere 3D. She adds, "Our debt-free status combined with investments on our balance sheet are allowing us to transform the company with sustained success and productivity in a cogent, thoughtful way. We are excited as our first batch of new generation Bitmain Antminer S21s have arrived and we hope to have them online in the next week or two. We are looking forward to adding them to the fleet in July."

Production

As we execute the fleet refresh, we expect continued volatility in our Bitcoin production as machines come offline and are replaced with newer generation machines. In the short term, we will experience volatility with bitcoin production and energized exahash. In the long term, we expect it to lead to greater gross profits as we replace the fleet with more efficient machines. We expect these growing pains will be worth it in the long run as we transform the company.

The operational issues with third party hosting sites are further narrowing our focus to complete a merger where we can control our operations.

About Sphere 3D

Sphere 3D Corp. (NASDAQ: ANY) is a cryptocurrency miner growing its industrial-scale Bitcoin mining operation through the capital-efficient procurement of next-generation mining equipment and partnering with best-in-class data center operators. Sphere 3D is dedicated to growing shareholder value while honoring its commitment to strict environmental, social, and governance standards. For more information about Sphere 3D, please visit Sphere3D.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "experts," "plans," "anticipates," "could," "intends," "target," "project," "contemplates," "believes," "believes," "estimates," "predicts," "potential," or "continue" or the negative of these words or other similar terms or expressions. Expectations and beliefs regarding matters discussed herein may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from the projected. The forward-looking statements contained in this communication are also subject to other risks and uncertainties, including those more fully described in filings with the SEC, including Sphere 3D's reports filed on Form 10-K, Form 10-Q and Form 8-K and in other filings made by Sphere 3D with the SEC from time to time and available at www.sec.gov. These forward-looking statements are based on current expectations, which are subject to change.

Sphere 3D Contacts

Kurt Kalbfleisch CFO, Sphere 3D

Investor.relations@sphere3d.com